UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

100 Fillmore St.,  5th Floor, Denver, CO 80206

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 385-8439

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On October 19, 2017, the holder of the 5.0% Convertible Promissory Note issued by Triangle Petroleum Corporation (the “Company”) on July 31, 2012 (the “Note”) transferred the Note to a third party with the consent of the Company. The Note remains due and payable in full. In connection with the Company’s consent to the transfer, the new holder has agreed to forebear until October 19, 2018 on the “Event of Default” under the Note previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2017. The new holder has also assumed all rights relating to the Note under the Investment Agreement, dated as of July 31, 2012 (the “Investment Agreement”), as amended on March 8, 2013 (the “Investment Agreement Amendment”), and the Amended and Restated Registration Rights Agreement, dated as of March 8, 2013 (the “A&R Registration Rights Agreement”).

A complete copy of the Note was filed as Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on August 1, 2012. A complete copy of the Investment Agreement was filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on August 1, 2012. A complete copy of the Investment Agreement Amendment was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on March 13, 2013. A complete copy of the A&R Registration Rights Agreement was filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on March 13, 2013.

The Company continues to engage in discussions with certain of its stakeholders with respect to a potential consensual restructuring or recapitalization of the Company. To date, such discussions have not resulted in any definitive agreements, and the Company continues to focus all of its limited resources on its restructuring efforts. If the Company is unable to restructure or recapitalize, it may be compelled to reorganize through bankruptcy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2017	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Ryan McGee
Ryan McGee
General Counsel